                                                                   EXHIBIT 21


                SUBSIDIARIES OF CONSOLIDATED NATURAL GAS COMPANY

                                                                                                    Percent Voting
                                                                                                      Securities
                                                                                                       Owned by
                                                                   Place of                            Immediate
        Name of Company                                         Incorporation                       Parent Company
--------------------------------------                          -------------                       --------------
CONSOLIDATED NATURAL GAS COMPANY                                   Delaware
Subsidiary companies:
    Consolidated Natural Gas Service Company                       Delaware                               100%
    CNG Transmission Corporation                                   Delaware                               100%
       CNG Iroquois, Inc.                                          Delaware                               100%
    The East Ohio Gas Company                                        Ohio                                 100%
    The Peoples Natural Gas Company                              Pennsylvania                             100%
    Virginia Natural Gas, Inc.                                     Virginia                               100%
    Hope Gas, Inc.                                               West Virginia                            100%
    CNG Producing Company                                          Delaware                               100%
       CNG Pipeline Company                                          Texas                                100%
    CNG Energy Services Corporation                                Delaware                               100%
       CNG Main Pass Gas Gathering Corporation                     Delaware                               100%
       CNG Oil Gathering Corporation                               Delaware                               100%
       CNG Power Company                                           Delaware                               100%
          CNG Market Center Services, Inc.                         Delaware                               100%
          CNG Bear Mountain, Inc.                                  Delaware                               100%
          CNG Kauai, Inc.                                          Delaware                               100%
          Granite Road Cogen, Inc.                                   Texas                                100%
       CNG Products and Services, Inc.                             Delaware                               100%
          CNG Technologies, Inc.                                   Delaware                               100%
       CNG Retail Services Corporation                             Delaware                               100%
       CNG Storage Service Company                                 Delaware                               100%
    CNG International, Inc.                                        Delaware                               100%
       CNG Cayman One Ltd.                                      Cayman Islands                            100%
          CNGI Australia Pty. Limited                              Australia                               99%
       CNG Cayman Two Ltd.                                      Cayman Islands                            100%
          CNGI Australia Pty. Limited                              Australia                               1%
       CNG Cayman Three Ltd.                                    Cayman Islands                            100%
    CNG Power Services Corporation                                 Delaware                               100%
       CNG Lakewood, Inc.                                          Delaware                               100%
    Consolidated System LNG Company                                Delaware                               100%
    CNG Research Company                                           Delaware                               100%
    CNG Coal Company                                               Delaware                               100%
    CNG Financial Services, Inc.                                   Delaware                               100%